EXHIBIT 16.1





Mike J. Moore, MBA, CPA, PFS
Certified Public Accountant
Moore & Associates Chartered
2675 S. Jones Blvd., Suite 109
Las Vegas, Nevada  89146








May 6, 2005



U.S. Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C.  20549

Re:  Commerce Group Corp.

Ladies and Gentlemen:

We have read Item 4 of Commerce Group Corp.'s Form 8-K dated May 6, 2005 (Date of earliest event reported: May 2, 2005), and are in agreement with the statements contained in the paragraph therein.

Very truly yours,

MOORE & ASSOCIATES CHARTERED

/s/ Mike J. Moore, MBA, CPA, PFS

Mike J. Moore, MBA, CPA, PFS
Certified Public Accountant